Key Messages - R.H. Donnelley to Acquire Business.com Inc.

•	This transaction will provide RHD with:
1.	rapidly growing and profitable business-to-business online properties - Business.com, Work.com and the Business.com Advertising Network - to add to its existing interactive portfolio
2.	a significant infusion of technology and talent to support the expansion of its business-to-business and consumer local search solutions.

•	R.H. Donnelley's acquisition of Business.com will mark yet another significant milestone in the company's transformation effortsto be a recognized leader in the local commercial search marketplace.
o	Business.com’s properties, technology and talent are a perfect complement to R.H. Donnelley’s digital strategy

•	Business.com is comprised of three industry-leading online properties:
o	Business.com, the leading business search engine and directory with over six million unique users monthly;
o
the Business.com Advertising Network, the largest business pay-per-click advertising network which reaches more than 30 million unique users per month across premier online business destinations such as The Wall St. Journal Online, BusinessWeek, Forbes and many more;

o	Work.com, the leading business expert community site featuring over 1,800 business how-to guides.

•
Business.com has emerged as a business leader on the Internet, serving the largest and fastest growing audience of business users across its properties and more than 6,000 B2B advertisers and their agencies.

RHD will gain a rapidly growing and profitable business-to-business online property and advertising network

o	Powerful Channel: Through the Business.com’s innovative on-line advertising platform, business advertisers can reach a large audience of highly qualified and motivated buyers
o	B-to-B performance-based online advertising network serving the Internets’ leading online business destinations and reaching an unduplicated audience of over 30 million unique visitors per month

o	Recognized Brand: Business.com and Work.com are leading online destinations for learning about, finding and buying business products and services

o
Sophisticated Technology Solution: Business.com’s Performance-Based Advertising (PBA) model is one of the most advanced systems in the marketplace. The PBA model ranks and orders search terms by relevance and optimizes revenue using the latest yield management technology for performance based advertising.

o	Strong Financial Profile and Growth Characteristics: Business.com is a fast growing B2B internet company in terms of traffic, revenue and profits.
▪	Projected revenue growth of approximately 48% per annum from fiscal 2004 through fiscal 2007

Acquisition will provide a significant infusion of technology and talent to support RHD’sB2C local search solutions

o
Performance Based Advertising (PBA) platform, which will be integrated with DexKnows.com, enablesadvertisers to purchase ads on a pay-per-lead basis (e.g. clicks, calls, etc.) and optimize the performance of their campaigns, as well as presenting ads in an order that improves both user experience and maximizes revenue.

o	Local ad network technologyfor distributing advertiser content to a number of third-party partner sites, thus expanding advertiser reach to maximize their revenue opportunity.

o	User and expert generated contentthat enhances DexKnows.com with value added materials (such as Work.com How-To Guides) to fuel advertiser engagement on the site and provide a better user experience.

o	Additional leadership strengthfrom Business.com’s innovative and seasoned management team
▪
Jake Winebaum, Business.com’s Founder and CEO, upon closing to be appointed President of RHD’s online division, RHDi, which includes DexKnows.com™, its online local search site, LocalLaunch!, its search engine marketing company, Business.com, Work.com and the Business.com Advertising Network..

▪	Business.com’s management team has a combined 70 years of experience building and running leading Internet companies such as, Disney.com, ESPN.com, Overture.com and Rent.com

Transaction is an attractive investment opportunity and provides significant potential shareholder value

o	Will accelerate RHD’s long-term revenue, EBITDA and Free Cash Flow growth while having limited impact on leverage

o	Will give the company another growing, profitable division
o	Business.com is expected to generate revenues of more than $50 million and be profitable in 2007

o	Expected synergies will provide RHD with additional top-line and bottom-line growth opportunities

o	Will diversifyRHD’s solutions by adding a new, profitable B2B line of business.